Exhibit 10.2.4

AMENDMENT FOUR
TO
CONAGRA BRANDS, INC.
NONQUALIFIED PENSION PLAN
(January 1, 2009 Restatement)
WHEREAS Conagra Brands, Inc., (the “Company”) sponsors the Conagra Brands, Inc. Nonqualified Pension Plan, effective January 1, 2009 (the “Plan”); and
WHEREAS the Company has decided to freeze benefit accruals under the Conagra Brands, Inc. Pension Plan for Salaried Employees (“Salaried Plan”); and
WHEREAS, the Company’s Employee Benefits Administrative Committee (the “Committee”) has the authority, pursuant to Section 9.04 of the Plan, to amend the Plan from time to time in its discretion; and
WHEREAS, the Committee desires to amend the Plan to freeze benefit accruals, effective December 31, 2017, consistent with the Salaried Plan.
NOW, THEREFORE, the Plan is amended, effective December 31, 2017, by adding a new Section 3.02 to read as follows:
“3.02 Freeze of Benefit Accrual No additional benefits shall be accrued under the Plan after December 31, 2017, when each Participant’s Total Accrued Benefit shall be frozen.”
IN WITNESS WHEREOF, the Company has caused this Amendment Four to be executed on its behalf, by its officer duly authorized, this 19th day of December, 2017.

CONAGRA BRANDS, INC.
By: /s/ Ryan Egan_____________________ Vice President of Human Resources